Gannett Announces Second Quarter 2022 Results & Updated Full Year Outlook

35% Digital-Only Paid Subscriber Growth Year-Over-Year to 1.87 million Paid Subscribers
Record High Digital Marketing Solutions Core Platform Revenues of $116.4 million, up 11.2% Year-over-Year
Total Digital Revenues of $261.8 million, or 35% of Total Revenues Grew 1.5% Over Prior Year Same Store

MCLEAN, VA — August 4, 2022 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the second quarter ended June 30, 2022.

“Our second quarter results and updated full year outlook reflect industry-wide headwinds in digital advertising as well as rising costs and pressures on consumers which are impacting our near-term performance. During the quarter we experienced a rapidly tightening macroeconomic environment caused by rising inflation coupled with distribution labor shortages and price sensitive consumers which has affected our traditional print business. Despite these challenges, our investments in our key operating pillars are yielding impressive results. We continue to experience considerable progress in our digital transformation and finished the quarter with 1.87 million digital paid subscribers, growing 35% year-over-year. In addition, our Digital Marketing Solutions business generated its highest quarter of core platform revenue of $116 million, and its highest quarter of core platform customers of over 16 thousand, while maintaining double-digit Adjusted EBITDA margins,” said Michael Reed, Gannett Chairman and Chief Executive Officer.

“Our revised guidance reflects our outlook based on current economic conditions. We are not satisfied with our overall performance in the second quarter and have quickly responded to this rapidly deteriorating economic environment by implementing a significant cost reduction program that we believe will better position the Company to realize its long-term growth goals, with a lower and more variable cost structure. The changes and reductions to our cost structure are focused primarily on our legacy print business."

"Along with strategic reductions to our cost structure, we have identified additional non-strategic and real estate assets to bring to market. We remain focused on repaying $150 million to $200 million of debt in 2022."

"While the current operating environment is challenging, we believe we can achieve our longer-term transformational digital growth goals. This current downturn is pulling forward print revenue losses anticipated in future periods, and more quickly requiring changes to our operations and cost structure which we believe will benefit us over time."

"We believe our subscription-led business model, robust balance sheet, and experienced management team put us in a solid position to weather this economic downturn and deliver long-term value to shareholders."

Second Quarter 2022 Financial Highlights:
•Total revenues of $748.7 million decreased 6.9% compared to the second quarter of 2021
◦Same store revenues(1) decreased 6.3% compared to the second quarter of 2021
•Total digital revenues were $261.8 million or 35% of total revenues, up 1.5% over the same period in the prior year on a same store(1) basis
•Net loss attributable to Gannett of $53.7 million, a margin loss of 7.2%
•Adjusted net loss attributable to Gannett(1) of $26.9 million
•Adjusted EBITDA(1) totaled $50.9 million, a decrease of 56.1% compared to the second quarter of 2021, with declines driven by legacy print revenue declines and inflationary pressures on labor, newsprint, distribution and fuel costs
◦Adjusted EBITDA margin(1) of 6.8%
•Cash used for operating activities of $30.7 million
•Free cash flow(1) usage of $43.3 million, impacted by $34.4 million of cash interest, including the first interest payment on the 2026 Senior Notes, which is payable every six months on an ongoing basis

(1) See "Use of Non-GAAP Information" below for information about this non-GAAP measure.

Additional Business Highlights:

•Digital-only paid subscribers of 1.87 million at the end of the second quarter of 2022, up 35% compared to same period in the prior year
◦Digital-only circulation revenues of $32.5 million grew 35.3% year-over-year and increased 36.7% year-over-year on a same store basis(1)
•165 million average monthly unique visitors in the second quarter of 2022 with 126 million average monthly unique visitors coming from our USA TODAY NETWORK (based on June 2022 Comscore Media Metrix®) and 39 million average monthly unique visitors resulting from our U.K. digital properties
•Digital Marketing Solutions segment revenues were $118.0 million, and on a same store basis(1) increased 8.2% in the second quarter of 2022 compared to the same period in the prior year
◦Total core platform revenues(2) experienced a record high of $116.4 million in the second quarter of 2022, up 11.2% compared to the same quarter in the prior year
◦Total core platform customers of 16,200 in the second quarter of 2022 was the highest customer count since core system integration and increased 6.2% compared to the second quarter of 2021
◦Average revenue per user was $2,393 in the second quarter of 2022, increasing 4.8% compared to the second quarter of 2021
◦Net income attributable to Gannett was $4.3 million in the second quarter and Net income attributable to Gannett margin within the segment was 3.6% in the second quarter of 2022 versus 4.5% in the same quarter of the prior year
◦Adjusted EBITDA(1) within the segment was $14.3 million in the second quarter of 2022, increasing 14.2% compared to the same period in the prior year
◦Adjusted EBITDA margin(1) within the segment increased to 12.1% in the second quarter of 2022 versus 11.4% in the same quarter of the prior year
•Total principal amount of debt outstanding as of June 30, 2022 was $1.344 billion and comprised of $855.2 million in first lien debt, which resulted in a First Lien Net Leverage(3) of 2.31x
◦During the second quarter of 2022, the Company repaid $26.9 million of debt using the proceeds from real estate and other asset sales totaling $11.8 million and its scheduled quarterly amortization of $15.1 million
•The Company repurchased 800 thousand shares of common stock under the stock repurchase program for approximately $3.1 million, excluding commissions, during the second quarter
•As of June 30, 2022, the Company had cash and cash equivalents of $87.3 million

(2) Core platform revenues is defined as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.
(3) As of June 30, 2022, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our New Senior Secured Term Loan and 6% first lien notes due November 1, 2026 (the “2026 Senior Notes”) and dividing that by Q2 2022 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the New Senior Secured Term Loan refinancing in October 2021.

Financial Highlights

in thousands	Second Quarter 2022
Revenues	$748,660
Net loss attributable to Gannett	(53,688)
Adjusted EBITDA(4) (non-GAAP)	50,851
Adjusted Net loss attributable to Gannett(4) (non-GAAP)	(26,937)
Cash used for operating activities	(30,741)
Free cash flow(4) (non-GAAP)	(43,269)
(4) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
Based on current economic conditions, the Company is revising its full year outlook. The Company's estimates do not factor in the impact of any future acquisitions or dispositions.

FY 2022 Outlook
Revenues	$2.95B to $3.0B
Same-store total revenues(5)(6) Year-Over-Year	(7)% to (6)%
Net income (loss) attributable to Gannett	$(70)M to $(60)M
Cash provided by operating activities	$45M to $65M
Free cash flow(5)(6)(7) (non-GAAP)	$0 to $20M
Adjusted EBITDA(5)(6) (non-GAAP)	$270M to $300M
Ending Digital-only subscribers	2.0M to 2.2M
(5) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, Same-store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(6) Refer to "Business Outlook" on Tables 11, 12 and 13 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.
(7) Capital expenditures are assumed at $40 million to $45 million for full year 2022. Figure does not include asset disposition proceeds which we estimate will be approximately $60 million to $70 million in 2022.
Earnings Conference Call

Management will host a conference call on Thursday, August 4, 2022 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Second Quarter Earnings Call" or access code "13724045". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 18, 2022 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13724045".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 45 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 150 local news media brands. Gannett also owns digital marketing services companies branded LOCALiQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our Business Outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, any future share repurchases, including under our stock repurchase program, expectations regarding our free cash flows, revenues, income attributable to Gannett, same-store revenues and cash flows, expectations regarding our growth rate and inflection point, including growth in revenues and Adjusted EBITDA, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our cost reduction programs, our cost structure and future revenue trends and our ability to influence trends. Words such as "expect(s)", believes(s)", "will", "outlook", "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	June 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$87,331	$130,756
Accounts receivable, net of allowance for doubtful accounts of $11,967 and $16,470 as of June 30, 2022 and December 31, 2021, respectively	289,813	328,733
Inventories	34,981	37,662
Prepaid expenses and other current assets	75,392	80,110
Total current assets	487,517	577,261
Property, plant and equipment, net of accumulated depreciation of $359,248 and $336,500 as of June 30, 2022 and December 31, 2021, respectively	372,375	415,384
Operating lease assets	257,361	271,935
Goodwill	540,491	533,709
Intangible assets, net	666,678	713,153
Deferred tax assets	—	32,399
Pension and other assets	329,228	284,228
Total assets	$2,653,650	$2,828,069

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$320,699	$357,014
Deferred revenue	174,112	184,838
Current portion of long-term debt	60,846	69,456
Other current liabilities	49,699	51,218
Total current liabilities	605,356	662,526
Long-term debt	760,954	769,446
Convertible debt	399,319	393,354
Deferred tax liabilities	10,702	28,812
Pension and other postretirement benefit obligations	67,554	71,937
Long-term operating lease liabilities	242,262	254,969
Other long-term liabilities	109,595	117,410
Total noncurrent liabilities	1,590,386	1,635,928
Total liabilities	2,195,742	2,298,454
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 152,597,534 shares issued and 146,787,563 shares outstanding at June 30, 2022; 144,667,389 shares issued and 142,299,399 shares outstanding at December 31, 2021	1,526	1,446
Treasury stock, at cost, 5,809,971 shares and 2,367,990 shares at June 30, 2022 and December 31, 2021, respectively	(14,700)	(8,151)
Additional paid-in capital	1,402,652	1,400,206
Accumulated deficit	(978,054)	(921,399)
Accumulated other comprehensive income	46,747	59,998
Total Gannett stockholders equity	458,171	532,100
Noncontrolling interests	(263)	(2,485)
Total equity	457,908	529,615
Total liabilities and equity	$2,653,650	$2,828,069

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended June 30,
In thousands, except per share amounts	2022	2021
Advertising and marketing services	$383,609	$420,110
Circulation	274,624	310,259
Other	90,427	73,906
Total operating revenues	748,660	804,275
Operating costs	476,002	473,172
Selling, general and administrative expenses	227,836	222,904
Depreciation and amortization	49,530	48,242
Integration and reorganization costs	15,745	8,444
Asset impairments	85	—
Loss on sale or disposal of assets, net	372	5,294
Other operating expenses	314	774
Total operating expenses	769,884	758,830
Operating income (loss)	(21,224)	45,445
Interest expense	26,084	35,264
Loss on early extinguishment of debt	749	2,834
Non-operating pension income	(18,160)	(23,906)
Other non-operating expense (income), net	1,645	(1,148)
Non-operating expenses	10,318	13,044
Income (loss) before income taxes	(31,542)	32,401
Provision for income taxes	22,158	17,692
Net income (loss)	(53,700)	14,709
Net loss attributable to noncontrolling interests	(12)	(406)
Net income (loss) attributable to Gannett	$(53,688)	$15,115

Interest adjustment to Net income (loss) attributable to Gannett to assumed conversions of the 2027 Notes, net of taxes	$—	$7,470
Net income (loss) attributable to Gannett for diluted earnings per share	$(53,688)	$22,585

Income (loss) per share attributable to Gannett - basic	$(0.39)	$0.11
Income (loss) per share attributable to Gannett - diluted	$(0.39)	$0.10

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Six months ended June 30,
In thousands	2022	2021
Operating activities
Net loss	$(56,802)	$(127,992)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	97,313	106,345
Share-based compensation expense	8,778	9,202
Non-cash interest expense	10,641	11,531
Loss (gain) on sale or disposal of assets, net	(2,432)	10,039
Loss on convertible notes derivative	—	126,600
Loss on early extinguishment of debt	3,492	22,235
Asset impairments	939	833
Pension and other postretirement benefit obligations	(51,353)	(78,038)
Change in other assets and liabilities, net	(8,888)	11,832
Cash provided by operating activities	1,688	92,587
Investing activities
Acquisitions, net of cash acquired	(15,432)	—
Purchase of property, plant and equipment	(23,292)	(15,821)
Proceeds from sale of real estate and other assets	29,623	23,341
Change in other investing activities	(548)	(335)
Cash provided by (used for) investing activities	(9,649)	7,185
Financing activities
Payments of deferred financing costs	(957)	(33,921)
Borrowings under term loans	80,000	1,045,000
Repayments under term loans	(74,879)	(1,129,605)
Repayments of long-term debt	(30,000)	—
Acquisition of noncontrolling interests	(2,050)	—
Treasury stock	(6,529)	(2,030)
Changes in other financing activities	(632)	(423)
Cash used for financing activities	(35,047)	(120,979)
Effect of currency exchange rate change on cash	(1,140)	625
Decrease in cash, cash equivalents and restricted cash	(44,148)	(20,582)
Cash, cash equivalents and restricted cash at beginning of period	143,619	206,726
Cash, cash equivalents and restricted cash at end of period	$99,471	$186,144

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended June 30,
In thousands	2022	2021
Operating revenues:
Gannett Media	$664,844	$724,545
Digital Marketing Solutions	118,013	110,037
Corporate and Other	1,408	1,705
Intersegment eliminations	(35,605)	(32,012)
Total	$748,660	$804,275

Adjusted EBITDA:
Gannett Media	$50,856	$114,189
Digital Marketing Solutions	14,306	12,529
Corporate and Other	(14,311)	(10,949)
Total	$50,851	$115,769

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by (used for) operating activities as reported on the Consolidated Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2022 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items assumes no substantial pandemic-related business continuity issues in 2022 and does not factor in the impact of any further acquisitions or dispositions within 2022. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook (see Table 11 below), our projected non-GAAP Same Store revenues outlook (see Table 12 below) as well as our projected non-GAAP Free cash flow outlook (see Table 13 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended June 30, 2022
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$19,145	$4,306	$(77,139)	$(53,688)
Provision for income taxes	—	—	22,158	22,158
Interest expense	—	—	26,084	26,084
Loss on early extinguishment of debt	—	—	749	749
Non-operating pension income	(18,160)	—	—	(18,160)
Depreciation and amortization	38,558	6,829	4,143	49,530
Integration and reorganization costs	11,041	293	4,411	15,745
Other operating expenses	34	—	280	314
Asset impairments	85	—	—	85
Loss on sale or disposal of assets, net	353	19	—	372
Share-based compensation expense	—	—	5,385	5,385
Other items	(200)	2,859	(382)	2,277
Adjusted EBITDA (non-GAAP basis)	$50,856	$14,306	$(14,311)	$50,851
Net income (loss) attributable to Gannett margin	2.9%	3.6%	NM	(7.2)%
Adjusted EBITDA margin (non-GAAP basis)	7.6%	12.1%	NM	6.8%
NM indicates not meaningful.

	Three months ended June 30, 2021
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$96,431	$4,904	$(86,220)	$15,115
Provision for income taxes	—	—	17,692	17,692
Interest expense	—	—	35,264	35,264
Loss on early extinguishment of debt	—	—	2,834	2,834
Non-operating pension income	(23,906)	—	—	(23,906)
Depreciation and amortization	36,416	7,850	3,976	48,242
Integration and reorganization costs	(197)	204	8,437	8,444
Other operating expenses	—	—	774	774
Loss (gain) on sale or disposal of assets, net	5,890	(527)	(69)	5,294
Share-based compensation expense	—	—	5,779	5,779
Other items	(445)	98	584	237
Adjusted EBITDA (non-GAAP basis)	$114,189	$12,529	$(10,949)	$115,769
Net income (loss) attributable to Gannett margin	13.3%	4.5%	NM	1.9%
Adjusted EBITDA margin (non-GAAP basis)	15.8%	11.4%	NM	14.4%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended June 30,
In thousands	2022	2021
Net income (loss) attributable to Gannett	$(53,688)	$15,115
Loss on early extinguishment of debt	749	2,834
Integration and reorganization costs	15,745	8,444
Other operating expenses	314	774
Asset impairments	85	—
Loss on sale or disposal of assets, net	372	5,294
Subtotal	(36,423)	32,461
Tax impact of above items	9,486	(2,403)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$(26,937)	$30,058

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7
In thousands	Three months ended June 30, 2022	Three months ended June 30, 2021
Cash provided by (used for) operating activities (GAAP basis)	$(30,741)	$31,271
Capital expenditures	(12,528)	(8,214)
Free cash flow (non-GAAP basis)(1)	$(43,269)	$23,057
(1) Free cash flow for the three months ended June 30, 2022 and 2021 was negatively impacted by integration and reorganization costs of $15.8 million and $17.8 million, respectively, and for both the three months ended June 30, 2022 and 2021 other costs of $1.2 million.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended June 30,
In thousands	2022	2021	% Change
Total revenues	$748,660	$804,275	(6.9)%
Acquired revenues	(14,565)	—	***
Currency impact	6,008	—	***
Exited operations(1)	—	(14,621)	***
Same store total revenues	$740,103	$789,654	(6.3)%

Advertising and marketing services revenues	$383,609	$420,110	(8.7)%
Acquired revenues	(8,671)	—	***
Currency impact	3,716	—	***
Exited operations(1)	—	(12,506)	***
Same store advertising and marketing services revenues	$378,654	$407,604	(7.1)%

Circulation revenues	$274,624	$310,259	(11.5)%
Acquired revenues	(4,088)	—	***
Currency impact	1,652	—	***
Exited operations(1)	—	(1,894)	***
Same store circulation revenues	$272,188	$308,365	(11.7)%

Other revenues	$90,427	$73,906	22.4%
Acquired revenues	(1,806)	—	***
Currency impact	640	—	***
Exited operations(1)	—	(221)	***
Same store other revenues	$89,261	$73,685	21.1%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL REVENUES
(Unaudited)

Table No. 9	Three months ended June 30,
In thousands	2022	2021	% Change
Total Digital revenues	$261,768	$259,307	0.9%
Acquired revenues	(2,352)	—	***
Currency impact	2,572	—	***
Exited operations(1)	—	(1,201)	***
Same store total digital revenues	$261,988	$258,106	1.5%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended June 30,
In thousands	2022	2021	% Change
Total revenues - Digital Marketing Solutions	$118,013	$110,037	7.2%
Currency impact	664	—	***
Exited operations	—	(314)	***
Same store total revenues - Digital Marketing Solutions	$118,677	$109,723	8.2%
*** Indicates a percentage change greater than 100.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Full Year 2022
Net loss attributable to Gannett	$(70)M to $(60)M
Provision for income taxes	$20M to $25M
Interest expense	$105M to 110M
Non-operating pension income	~$(70)M
Depreciation and amortization	~$190M
Integration and reorganization costs	$65M to $85M
Share-based compensation expense	$20M to $25M
Other items	~$5M
Adjusted EBITDA (non-GAAP basis)	$270M to $300M
(1)    Projections are based on Company estimates as of August 4, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

	Twelve months ended December 31, 2021 (Est.)	Twelve months ended December 31, 2022 (Est.)(3)
Table No. 12
Total revenues	$3,208M(4)	$2,950M to $3,000M
Acquired revenues	—	$(45)M to $(40)M
Currency impact	—	$20M to $25M
Exited operations	$(60)M to $(55)M(5)	—
Same store total revenues	$3,148M to $3,153M	$2,930M to $2,980M
(1)    Projections are based on Company estimates as of August 4, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.
(4)    Total revenues as reported.
(5)    Estimated to reflect adjustments for operations expected to be exited during the same period in fiscal 2022 based on current expectations regarding exit timing and specific products and operations to be exited.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
FREE CASH FLOW
(Unaudited)

Table No. 13	Full Year 2022
Cash provided by operating activities (GAAP basis)	$45M to $65M
Capital expenditures	~$45M
Free cash flow (non-GAAP basis)	$0 to $20M
(1)    Projections are based on Company estimates as of August 4, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Free cash flow, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Free cash flow outlook.